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                                                                     EXHIBIT 21


                            SUBSIDIARIES OF THE REGISTRANT

NAME                                             JURISDICTION OF INCORPORATION

The National City Bank of Evansville             United States
Evansville, Indiana

The Peoples National Bank of Grayville           United States
Grayville, Illinois

First Federal Savings Bank of Leitchfield        United States
Leitchfield, Kentucky

First Kentucky Bank                              Commonwealth of Kentucky
Sturgis, Kentucky

Lincolnland Bank                                 State of Indiana
Dale, Indiana

The Bank of Mitchell                             State of Indiana
Mitchell, Indiana

Pike County Bank                                 State of Indiana
Petersburg, Indiana

Alliance Bank                                    State of Indiana
Vincennes, Indiana

White County Bank                                State of Indiana
Carmi, Illinois

The First National Bank of Wayne City            United States
Wayne City, Illinois

NCBE Leasing Corp.                               State of Indiana
Evansville, Indiana

Twenty-One Southeast Third Corporation           State of Indiana
Evansville, Indiana

First National Bank of Bridgeport                United States
Bridgeport, Illinois